UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 20, 2004 (July 15, 2004)

                         American Retirement Corporation
                         -------------------------------
             (Exact Name of Registrant as Specified in its Charter)


Tennessee                            01-13031                         62-1674303
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(State or Other Jurisdiction of     (Commission                 (I.R.S. Employer
Incorporation or Organization)       File No.)               Identification No.)


111 Westwood Place, Suite 200, Brentwood, TN                    37027
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's Telephone Number, Including Area Code:  (615) 221-2250



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                               TABLE OF CONTENTS:
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Item 2.          Acquisition or Disposition of Assets                         3


Signatures                                                                    6







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Item 2.  Acquisition or Disposition of Assets

On July 15, 2004, we completed a multi-property, sale-leaseback transaction with Health Care Property Investors, Inc. ("HCPI"). In the transaction we sold a substantial majority of our interest in the real property and improvements underlying two Retirement Centers and one free-standing assisted living community ("Free-standing AL"), while retaining a 10% interest in those three communities. We also sold to HCPI all of our interest in the real property and improvements underlying one of our other Retirement Centers. (1) We will continue to operate all four of the communities involved in the transaction under a master lease. The proceeds from the transaction were used primarily to repay $18.9 million of mortgage debt and the remaining $82.6 million balance of our 19.5% mezzanine loan with HCPI (the "Mezzanine Loan"). (2)

In August 2002, as the final element of our 2002 recapitalization plan, we entered into the Mezzanine Loan with HCPI for $112.8 million with a five-year term. At the same time, HCPI also made a $12.2 million equity investment in certain of our other subsidiaries that functioned solely as passive real estate holding companies owning the real property and improvements of nine of our Retirement Centers. HCPI received a 9.8% ownership interest in those subsidiaries as a result of that investment.

In September 2003, we partially repaid the Mezzanine Loan through a multi-property transaction with HCPI that resulted in the repayment of $51.8 million of the principal and accrued interest on the Mezzanine Loan.

The four communities involved in the July 15, 2004 transaction were valued at $153.5 million, which amount was supported by fair market value appraisals. The communities have a combined capacity of 1,353 units, including independent living, assisted living, memory enhancement and skilled nursing units. Two of the communities are located in Florida, one in Kentucky and one in Michigan. As a result of the transaction, we will continue to own 10% of the real estate holding companies owning three of the communities. HCPI will own 90% of these holding companies and 100% of the fourth real estate holding company. These four real estate holding companies leased the four communities to us pursuant to a master lease.

The master lease agreement has an initial term of ten years, plus three ten year renewal periods at our option. The initial lease rate will be 8.8% on the $153.5 million value, consisting of a 9% base lease rate on invested equity in the real estate holding companies and a pass-through of the cost of $24.8 million of mortgage debt for two of the real estate holding companies.(3) The lease also contains certain formula-based lease rate escalators. For the three communities in which we retained a 10% interest, we retained a formula-based option (transaction value escalated at 3% per annum, compunded annually) to repurchase the real estate, which option is exercisable at the end of the base lease term or any renewal term. We also have an earnout provision of up to $900,000 of additional proceeds on the Free-standing AL contingent on achievement of certain operating results at that community.

The recent transaction resulted in the repayment of $18.9 million of mortgage debt and the remaining $82.6 million balance of our Mezzanine Loan, including accrued interest. We intend to use the remaining proceeds for transaction-related costs, for taxes on the gain on sale and for general corporate purposes. (4)

The master lease will be accounted for as an operating lease for one of the Retirement Centers and as a lease financing with respect to the other three communities as a result of our continuing 10% ownership interest and other factors. Because of the lease financing treatment for these three communities, the amount of debt on our balance sheet will remain approximately the same. The debt associated with these three new lease financings (capital leases) will be fully amortized over the initial ten-year lease term. For the community with the operating lease treatment, we will realize a gain of approximately $16.3 million, which will be deferred and amortized over the initial ten-year lease term. No gain or loss is recognized for the three communities with lease financing treatment.

During the third quarter of 2004, we will write-off $3.4 million of unamortized financing costs relating to the early prepayment of the Mezzanine Loan and the other debt repaid in the transaction and we will expense approximately $1.2 million of other transaction related costs. Additionally, we will record a $6.8 million current tax expense relating to the taxable gain on the sale of our interest in the four communities after full utilization of net operating losses.


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We expect the transaction to positively impact our pre-tax income by approximately $3.0 million per quarter (approximately $12 million per year), comprised of the following elements.

o We expect to generate interest savings of approximately $4.5 million per quarter (approximately $18 million per year) reflecting significantly reduced cost of debt resulting from the transaction.

o Our 10% interest in the real estate holding companies of the three communities will be accounted for using the cost method. Our minority interest expense, which prior to the transaction included HCPI's 9.8% in the subject communities, will be reduced. The net impact of these two items is expected to be a positive increase in pre-tax earnings of approximately $500,000 per quarter (approximately $2 million per year).

o We expect an increase in our lease-related expenses of approximately $2.0 million per quarter (approximately $8 million per year).

We also obtained on July 15, 2004 a separate mortgage loan with HCPI in the amount of $5.65 million. Interest is payable monthly at 9%, with the principal balance due in July 2006. The note is secured by mortgages on one of our Free-standing AL communities, an undeveloped land parcel and a Free-standing AL leased to a third party. The proceeds were used to repay approximately $500,000 of debt owed HCPI and the remainder is available for general corporate purposes.

____________________

Notes:
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(1) Prior to the transaction, we held 90.2% and HCPI held 9.8% interests in the real property underlying the three Retirement Centers and we owned a 61% interest in the Free-standing AL through a joint venture with unaffiliated parties. After the transaction, we retained a 10% interest in the real property and improvements underlying two of the Retirement Centers and the Free-standing AL through our 10% interest in the real estate holding companies that will serve as the lessors for these communities. We will continue to operate all four communities as lessee under a master lease.

(2) The Mezzanine Loan balance and accrued interest, as of July 15, 2004, was approximately $82.6 million, a $2.7 million increase from $79.9 million at March 31, 2004.

(3) The $24.8 of mortgage debt subject to the pass-through of debt cost in the master lease was retained by two of the real estate holding companies and will no longer be consolidated on our balance sheet. Our guarantee with respect to $16.8 million of that debt will continue until the debt is repaid.

(4) Gross transaction value of the four communities                       153.5
    Value of ARC's retained 10% interests                                 (10.4)
    Net value of HCPI minority interest (from Sept. 2002)                  (6.0)
    Mortgage debt retained by real estate holding companies (Note 3)      (24.8)
    Mezzanine debt repaid, including accrued interest                     (82.6)
    Mortgage debt repaid                                                  (18.9)
    Taxes payable                                                          (6.8)
                                                                         -------
    Cash available for transactions costs and other uses                    4.0
                                                                         =======



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Risks Associated with Forward Looking Statements
------------------------------------------------

This Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management, including our expectations regarding the consequences of the transaction on our financial results and income. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could prove to be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Form 8-K will prove to be accurate. These forward-looking statements involve risks and uncertainties, including those identified within other filings with the SEC by the Company. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the forecasts, expectations, objectives or plans of the Company will be achieved. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.









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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AMERICAN RETIREMENT CORPORATION

Date:  July 20, 2004                    By: /s/ Bryan D. Richardson
                                            ---------------------------------
                                            Bryan D. Richardson
                                            Executive Vice President-Finance and
                                            Chief Financial Officer (Principal
                                            Financial and Accounting Officer)









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